EXHIBIT 3.6



CERTIFICATE OF
AMENDMENT OF ARTICLES



THIS IS TO CERTIFY THAT


                          JOLIET-QUEBEC MINES, LIMITED


INCORPORATED OR AMALGAMATED ON JUNE 30, 1936

HAS, UNDER SECTION 190 OF THE BUSINESS CORPORATIONS ACT,
DELIVERED THE ATTACHED ARTICLES OF AMENDMENT.

THESE ARTICLES OF AMENDMENT ARE EFFECTIVE ON

NOVEMBER 28, 1975.





                                    /S/ ILLEGIBLE
                                    ---------------------

     [SEAL]                         CONTROLLER OF RECORDS

                                      COMPANIES DIVISION




                                      FILE NUMBER   42004


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                              ARTICLES OF AMENDMENT

                                       OF


                          JOLIET-QUEBEC MINES, LIMITED
--------------------------------------------------------------------------------
                              (NAME OF CORPORATION)


                                        INCORPORATED ON       June 30, 1936
                                                         -----------------------
                                                         (DATE OF INCORPORATION)


1. THE FOLLOWING IS A CERTIFIED COPY OF THE RESOLUTION AMENDING THE ARTICLES OF THE CORPORATION:

     RESOLVED as a Special Resolution that the Articles of the Corporation are hereby amended to increase the authorized capital to 7,000,000 shares without par value by creating 1,000,000 additional shares without par value, ranking equally with the presently authorized 6,000,000 shares, provided that such 7,000,000 shares shall not be issued for an aggregate consideration exceeding $7,000,000 or such greater amount as the directors by effective resolution shall determine.


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2.   THE AMENDMENT HAS BEEN DULY AUTHORIZED AS REQUIRED BY SUBSECTIONS 2, 3 AND
     4 (AS APPLICABLE) OF SECTION 189 OF THE BUSINESS CORPORATIONS ACT.


3. THE RESOLUTION AUTHORIZING THE AMENDMENT WAS CONFIRMED BY THE SHAREHOLDERS OF THE CORPORATION ON July 31, 1975
                           ---------------------------------------------------

4.   THESE  ARTICLES  ARE  EXECUTED  IN  DUPLICATE FOR DELIVERY TO THE MINISTER.


CERTIFIED
                                         JOLIET-QUEBEC MINES, LIMITED
                                 -----------------------------------------------
                                             (NAME OF CORPORATION)

                           BY:   /s/  Bernard L. Kraft
                                 -----------------------------------------------
(CORPORATE SEAL)                 (SIGNATURE)             (DESCRIPTION OF OFFICE)
                                 Bernard L. Kraft,         Secretary-Treasurer

                                /s/  John S. Grant
                                ------------------------------------------------
                                (SIGNATURE)              (DESCRIPTION OF OFFICE)
                                John S. Grant             Director


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